                                                                     EXHIBIT 1.1




                                5,200,000 Shares


                      ORTHODONTIC CENTERS OF AMERICA, INC.

                     COMMON STOCK, PAR VALUE $.01 PER SHARE



                             UNDERWRITING AGREEMENT



                              _____________, 1997

                                                               ___________, 1997



Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Prudential Securities Incorporated
Smith Barney Inc.
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, New York 10036

Morgan Stanley & Co. International Limited
Merrill Lynch International
Prudential-Bache Securities (U.K.) Inc.
Smith Barney Inc.
c/o Morgan Stanley & Co. International Limited
    25 Cabot Square
    Canary Wharf
    London E14 4QA
    England

Dear Sirs and Mesdames:

     Orthodontic Centers of America, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters (identified in Schedules I and II hereto) 2,600,000 shares of the Common Stock, par value $.01 per share, of the Company, and the Selling Stockholders (identified in Schedule III hereto) propose to sell to the several Underwriters 2,600,000 shares of the Common Stock, par value $.01 per share, of the Company (collectively, the "Firm Shares").

     It is understood that, subject to the conditions hereinafter stated, 4,160,000 Firm Shares (the "U.S. Firm Shares") will be sold to the several U.S. Underwriters named in Schedule I hereto (the "U.S. Underwriters") in connection with the offering and sale of such U.S. Firm Shares in the United States and Canada to United States and Canadian Persons (as such terms are defined in the Agreement Between U.S. and International Underwriters of even date herewith), and 1,040,000 Firm Shares (the "International Shares") will be sold to the several International Underwriters named in Schedule II hereto (the "International Underwriters") in connection with the offering and sale of such International Shares outside the Untied States and Canada to persons other than United States and Canadian Persons. Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Prudential Securities Incorporated and Smith Barney Inc. shall act as representatives (the "U.S. Representatives") of the several U.S. Underwriters, and Morgan Stanley & Co. International Limited, Merrill Lynch International, Prudential-Bache Securities (U.K.) Inc. and Smith Barney Inc. shall act as representatives (the "International Representatives") of the several

International Underwriters. The U.S. Underwriters and the International Underwriters are hereinafter collectively referred to as the Underwriters.

     The Selling Stockholders identified in Schedule III hereto as the Group 1 Selling Stockholders (the "Group 1 Selling Stockholders") severally propose to sell to the several U.S. Underwriters the additional number of shares of the Common Stock, par value $.01 per share, of the Company set forth in Schedule IV hereto opposite the name of each Group 1 Selling Stockholder for a total of not more than an additional 780,000 shares (the "Additional Shares") if and to the extent that the U.S. Representatives shall have determined to exercise, on behalf of the U.S. Underwriters, the right to purchase such shares of common stock granted to the U.S. Underwriters in Section 4 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares." The shares of Common Stock, par value $.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Stock." The Company and the Selling Stockholders are hereinafter sometimes collectively referred to as the "Sellers."

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Shares. The registration statement contains two prospectuses to be used in connection with the offering and sale of the Shares: the U.S. prospectus, to be used in connection with the offering and sale of Shares in the United States and Canada to United States and Canadian Persons, and the international prospectus, to be used in connection with the offering and sale of Shares outside the United States and Canada to persons other than United States and Canadian Persons. The international prospectus is identical to the U.S. prospectus except for the outside front cover page. The registration statement as amended at the time it becomes effective, including the information (if any) incorporated by reference therein or deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the "Registration Statement"; the U.S. prospectus and the international prospectus in the respective forms first used to confirm sales of Shares are hereinafter collectively referred to as the "Prospectus." If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

     1.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND GROUP 1 SELLING
         -----------------------------------------------------------------
STOCKHOLDERS.  The Company and the Group 1 Selling Stockholders jointly and
------------
severally represent and warrant to and agree with each of the Underwriters that:

          (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

          (b) (i) The Registration Statement, including all information incorporated by reference therein, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus, including all information incorporated by reference therein, comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations of the Commission thereunder (the "Exchange Act") and (iii) the Prospectus, including all information incorporated by reference therein, does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 1(b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

          (c) The Company and each of its subsidiaries listed in Exhibit 21 to the Registration Statement have been duly organized and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation and are duly qualified to transact business as foreign corporations and are in good standing under the laws of all other jurisdictions where the ownership or leasing of their respective properties or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified does not amount to a material liability or disability to the Company and its subsidiaries, taken as a whole.

          (d) The Company and each of its subsidiaries has full power (corporate and other) to own or lease their respective properties and conduct their respective businesses as described in the Registration Statement and the Prospectus; and the Company has full power (corporate and other) to enter into this Agreement and to carry out all the terms and provisions hereof to be carried out by it.

          (e) The issued shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned beneficially by the Company free and clear of any security interests, liens, encumbrances, equities or claims.

          (f) The Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus. All of the issued shares of capital stock of the Company, including but not limited to the Firm Shares and the Additional Shares, have been duly authorized and validly issued and are fully paid and nonassessable. No holders of outstanding shares of capital stock of the Company are entitled as such to any preemptive or other rights to subscribe for any of the Shares, and no holder of securities of the Company has any right which has not been fully exercised or waived to require the Company to register the offer or sale of any securities owned by such holder under the Securities Act in the public offering contemplated by this Agreement.

          (g) The capital stock of the Company conforms to the description thereof contained, or incorporated by reference, in the Prospectus.

          (h) The consolidated financial statements and schedules of the Company and its consolidated subsidiaries included in the Registration Statement and the Prospectus fairly present the financial position of the Company and its consolidated subsidiaries and the results of operations and changes in financial condition as of the dates and periods therein specified. Such financial statements and schedules have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein). The selected financial and operating data set forth under the caption "Selected Financial and Operating Data" in the Prospectus and in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and in the quarterly reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997 fairly present, on the basis stated in each of the Prospectus and such Annual Report and quarterly reports, the information included therein.

          (i) Ernst & Young LLP, who have audited certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included and incorporated by reference in the Registration Statement, are independent public accountants as required by the Securities Act and the applicable rules and regulations thereunder.

          (j) The execution and delivery of this Agreement have been duly authorized by the Company, and this Agreement has been duly executed and delivered by the Company and is the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

          (k) No legal or governmental proceedings are pending to which the Company, any of its subsidiaries or any of the orthodontic entities with which the Company or any of its subsidiaries have service, management or consulting agreements (collectively, the "Orthodontic Entities") is a party or to which the property of the Company, any of its subsidiaries or any of the Orthodontic Entities is subject that are required to be described in the Registration Statement or the Prospectus, and no such proceedings have been threatened against the Company, any of its subsidiaries or any of the Orthodontic Entities or with respect to any of their respective properties; no contract or other document is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described therein or filed as required; after due inquiry, management of the Company does not know of any legal or governmental proceedings pending against any orthodontist practicing in any Orthodontic Entity (an "Affiliated Orthodontist"), which could reasonably be expected to result in a material adverse change in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company and its subsidiaries.

          (l) The compliance by the Company with the other provisions of this Agreement and the consummation of the other transactions herein contemplated do not (A) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained, such as may be required under state securities or blue sky laws and, if the registration statement filed with respect to the Shares (as amended) is not effective under the Securities Act as of the time of the execution hereof, such as may be required (and shall be obtained as provided in this Agreement) under the Securities Act, or (B) conflict with or result in a breach or violation of any terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties are bound, or the charter documents or by-laws of the Company of any of its subsidiaries, or any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to the Company or any of its subsidiaries.

          (m) The Company has not, directly or indirectly, (A) taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (B) since the filing of the Registration Statement (I) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Shares or (II) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

          (n) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (A) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (B) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (C) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its consolidated subsidiaries, except in each case as described in or contemplated by the Prospectus.

          (o) The Company and each of its subsidiaries have good and marketable title in fee simple to all items of real property and marketable title to all personal property owned by each of them, in each case free and clear of any security interests, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company or such subsidiary, and any real property and buildings held under lease by the Company or any such subsidiary are held under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such subsidiary, in each case except as described in or contemplated by the Prospectus.

          (p) No labor dispute with the employees of the Company, any of its subsidiaries or any Orthodontic Entity exists or is threatened or imminent that could result in a material adverse change in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company and its subsidiaries taken as a whole, except as described in or contemplated by the Prospectus.

          (q) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent applications, trademarks, service marks, trade names, licenses, copyrights and proprietary or other confidential information currently employed by them in connection with their respective businesses, and neither the Company nor any such subsidiary or, to the knowledge of the management of the Company after due inquiry, any Orthodontic Entity has received any notice of infringement of or conflict with asserted rights of any third party with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse change in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company and its subsidiaries, except as described in or contemplated by the Prospectus.

          (r) The Company, each of its subsidiaries and each Orthodontic Entity is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any such subsidiary or Orthodontic Entity has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary or Orthodontic Entity has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition (financial or otherwise), business prospects, net worth, or results of operations of the Company and its subsidiaries taken as a whole, except as described in or contemplated by the Prospectus.

          (s) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Prospectus.

          (t) The Company, its subsidiaries and the Orthodontic Entities possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary or, to the knowledge of the management of the Company after due inquiry, Orthodontic Entity has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse change in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company and its subsidiaries, except as described in or contemplated by the Prospectus.

          (u) The Company will conduct its operations in a manner that will not subject it to registration as an investment company under the Investment Company Act of 1940, as amended, and this transaction will not cause the Company to become an investment company subject to registration under such Act.

          (v) The Company and its subsidiaries (and the Predecessor Entities, as that term is defined in the Prospectus) have filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a material adverse effect on the Company and its subsidiaries taken as a whole) and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as described in or contemplated by the Prospectus.

          (w) Neither the Company, nor any of its subsidiaries or, to the knowledge of the management of the Company after due inquiry, any of the Orthodontic Entities is in violation of any federal or state law or regulation relating to occupational safety and health or to the storage, handling or transportation of hazardous or toxic material, and the Company, its subsidiaries and, to the knowledge of the management of the Company after due inquiry, the Orthodontic Entities have received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health and environmental laws and regulations to conduct their respective businesses, and the Company and each such subsidiary is in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which would not, singly or in the aggregate, result in a material adverse change in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company and its subsidiaries, except as described in or contemplated by the Prospectus.

          (x) Each certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

          (y) Except for the shares of capital stock of each of the subsidiaries owned by the Company and such subsidiaries, neither the Company nor any such subsidiary owns any shares of stock or any other equity securities of any corporation or has any equity interest in any firm, partnership, association or other entity, except as described in or contemplated by the Prospectus.

          (z) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management's general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (aa) No default exists, and no event has occurred which, with notice or lapse or time or both, would constitute a default in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties is bound or may be affected in any material adverse respect with regard to property, business or operations of the Company and its subsidiaries taken as a whole.

          (bb) The Company, its subsidiaries and, to the knowledge of the management of the Company after due inquiry, each Orthodontic Entity and their respective operations comply in all material respects with all applicable laws and regulations, including, without limitation, those relating to the practice of orthodontics (including the management or operation of orthodontic offices), the splitting of professional fees with non-orthodontists, the ownership or control of the assets of an orthodontic practice, the employment of orthodontists or other personnel, the content of advertising, the making of payments in consideration for referrals of patients, limitations on tasks that may be delegated by a orthodontist to other staff members, the business of insurance and reimbursement by governmental agencies. The Company has not been made aware, or been put on notice, that any Affiliated Orthodontist is not practicing in material compliance with all such laws and regulations.

          (cc) Except for the shares of Common Stock issued and sold in the Company's initial public offering consummated in December 1994 and January 1995 and the subsequent public offerings consummated in June 1995 and March 1996 and shares of Common Stock issued under the Company's Registration Statement on Form S-8,"shelf" Registration Statement on Form S-3 and "shelf" Registration Statement on Form S-4, each as on file with the Commission, all offers and sales of the Company's capital stock prior to the date hereof, including the offer and sale of 25,379,648 shares of Common Stock in connection with the Combination Transaction (as such term is defined in the Prospectus), were at all relevant times exempt from the registration requirements of the Securities Act, and were the subject of an available exemption from the registration requirements of all applicable state securities or blue sky laws.

          (dd) The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida) to the extent such provisions are applicable to the Company.

          (ee) Except as disclosed in the Prospectus, there are no outstanding
     (A) securities or obligations of the Company or any of its subsidiaries convertible into or exchangeable for any capital stock of the Company or any such subsidiary, (B) warrants, rights or options to subscribe for or purchase from the Company or any such subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (C) obligations of the Company or any such subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

          (ff) The Company has not distributed and, prior to the later of (A) the Closing Date and (B) the completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement or any amendment thereto, the Prospectus or any supplement or amendment thereto, or any materials, if any permitted by the Securities Act.

     2.   REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS. Each
          ----------------------------------------------------------
Selling Stockholder (and, where applicable, each Affiliated Person (as hereinafter defined) affiliated with such Selling Stockholder severally and not jointly (except that each Affiliated Person represents and warrants to, and agrees with, jointly with the Selling Stockholder(s) with which he is affiliated) represents and warrants to, and agrees with, each of the several Underwriters that:

          (a) Each Selling Stockholder and each Affiliated Person have full power (partnership, trust or other) to enter into this Agreement and to sell, assign, transfer and deliver to the Underwriters the Shares to be sold by such Selling Stockholder hereunder in accordance with the terms of this Agreement; the execution and delivery of this Agreement have been duly authorized by all necessary action (partnership, trust or other) of each Selling Stockholder and each Affiliated Person; this Agreement has been executed and delivered by each Selling Stockholder and each Affiliated Person; this Agreement is the legal, valid, binding and enforceable instruments of each Selling Stockholder and each Affiliated Person, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          (b) Such Selling Stockholder and such Affiliated Person have authorized and duly executed and delivered a power of attorney and custody agreement (with respect to such Selling Stockholder and such Affiliated Person, the "Power of Attorney" and the "Custody Agreement," respectively), each in the form heretofore delivered to the Representatives, appointing Geoffrey L. Faux as such Selling Stockholder's attorney-in-fact (the "Attorney-in-Fact") with authority to execute, deliver and perform this Agreement on behalf of such Selling Stockholder and such Affiliated Person and appointing Waller Lansden Dortch & Davis, A Professional Limited Liability Company, as custodian thereunder (the "Custodian"). Certificates in negotiable form, endorsed in blank or accompanied by blank stock powers duly executed, with signatures appropriately guaranteed, representing the Shares to be sold by such Selling Stockholder hereunder have been deposited with the Custodian pursuant to the Custody Agreement for the purpose of delivery pursuant to this Agreement. Such Selling Stockholder and such Affiliated Person have full power (partnership, trust or other, as applicable) to enter into the Custody Agreement and the Power of Attorney and to perform his obligations under the Custody Agreement. The Custody Agreement and the Power of Attorney have been duly executed and delivered by such Selling Stockholder and such Affiliated Person and, assuming due authorization, execution and delivery by the Custodian, are the legal, valid, binding and enforceable instruments of such Selling Stockholder and such Affiliated Person. Such Selling Stockholder and such Affiliated Person agree that each of the Shares represented by the certificates on deposit with the Custodian is subject to the interests of the Underwriters hereunder, that the arrangements made for such custody, the appointment of the Attorney-in-Fact and the right, power and authority of the Attorney-in-Fact to execute and deliver this Agreement, to agree on the price at which the Securities (including such Selling Stockholder's Shares) are to be sold to the Underwriters, and to carry out the terms of this Agreement, are to that extent irrevocable and that the obligations of such Selling Stockholder and such Affiliated Person hereunder shall not be terminated, except as provided in this Agreement or the Custody Agreement, by any act of such Selling Stockholder or such Affiliated Person, by operation of law or otherwise, whether in the case of any individual Selling Stockholder by the death or incapacity of such Selling Stockholder, in the case of a trust or estate by the death of the trustee or trustees or the executor or executors or the termination of such trust or estate, or in the case of a partnership Selling Stockholder or Affiliated Person by its liquidation or dissolution or by the occurrence of any other event. If any individual Selling Stockholder, trustee or executor should die or become incapacitated or any such trust should be terminated, or if any corporate or partnership

     Selling Stockholder or Affiliated Person shall liquidate or dissolve, or if any other event should occur, before the delivery of such Securities hereunder, the certificates for such Shares deposited with the Custodian shall be delivered by the Custodian in accordance with the respective terms and conditions of this Agreement as if such death, incapacity, termination, liquidation or dissolution or other event had not occurred, regardless of whether or not the Custodian or the Attorney-in-Fact shall have received notice thereof.

          (c) Such Selling Stockholder is the lawful owner of the Shares to be sold by such Selling Stockholder hereunder and upon sale and delivery of, and payment for, such Securities, as provided herein, such Selling Stockholder will convey good and marketable title to such Shares, free and clear of any security interests, liens, encumbrances, equities, claims or other defects.

          (d) Such Selling Stockholder and such Affiliated Person have not, directly or indirectly, (A) taken any action designed to cause or result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (B) since the filing of the Registration Statement (I) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Shares or
     (II) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company (except for the sale of Shares by the Selling Stockholders under this Agreement).

          (e) Each of such Selling Stockholder and such Affiliated Person has reviewed the Prospectus and the Registration Statement, and the information regarding such Selling Stockholder and such Affiliated Person set forth therein under the captions "Management" and "Principal and Selling Stockholders" is complete and accurate.

          (f) Each of such Selling Stockholder and such Affiliated Person has not distributed and, prior to the later of (A) the Closing Date and (B) the completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement or any amendment thereto, the Prospectus or any supplement or amendment thereto, or any materials, if any permitted by the Securities Act.

          (g) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Internal Revenue Code of 1986, as amended, with respect to the transactions herein contemplated, such Selling Stockholder agrees to deliver to the Representatives prior to or on the Closing Date a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof).

          (h) The sale by such Selling Stockholder of Shares pursuant hereto is not prompted by any adverse information concerning the Company that is not set forth in the Registration Statement or the Prospectus.

          (i) The sale of the Shares to the Underwriters by such Selling Stockholder pursuant to this Agreement, the compliance by such Selling Stockholder and such Affiliated Person with the other provisions of this Agreement and the Custody Agreement and the consummation of the other transactions herein contemplated do not (A) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as has been obtained, such as the registration under state securities or blue sky laws and, if the registration statement filed with respect to the Shares (as amended) is not effective under the Securities Act as of the time of execution hereof, such as may be required (and shall be obtained as provided in this Agreement) under the Securities Act and the Exchange Act, or (B) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under any indenture, mortgage, deed of trust, lease or other agreement or instrument to which such Selling Stockholder or such Affiliated Person is a party or by which such Selling Stockholder or such Affiliated Person or any of such Selling Stockholder's or such Affiliated Person's properties are bound, or any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to such Selling Stockholder or such Affiliated Person.

          (j) The Shares to be sold by such Selling Stockholder pursuant to this Agreement have been duly authorized and are validly issued, fully paid and non-assessable.

     For purposes of this Agreement, "Affiliated Person" shall mean (i) Gasper Lazzara, Jr. who is affiliated with OCA Two Limited Partnership and OCA Three Limited Partnership; (ii) Bartholomew F. Palmisano, Sr. who is affiliated with the Palmisano (1996) Investment Limited Partnership, (iii) Joseph A. Asercion who is affiliated with Joseph A. and Sandra H. Asercion Charitable Remainder Trust, (iv) Delbert E. Hale II who is affiliated with the DEH (1996) Charitable Remainder Annuity Trust and (v) Robert L. Lamb who is affiliated with the R. Lamb (1996) Charitable Remainder Annuity Trust.

     3.   REPRESENTATIONS AND WARRANTIES OF THE GROUP 2 SELLING STOCKHOLDERS.
          ------------------------------------------------------------------
Each of the Selling Stockholders identified in Schedule III hereto as a Group 2 Selling Stockholder (collectively, "Group 2 Selling Stockholders"), severally and not jointly, represents and warrants to and agrees with each of the Underwriters that:

          (a) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; but only, in each such case, with reference to information relating to such Group 2 Selling Stockholder furnished in writing by such Group 2 Selling Stockholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

     4.   AGREEMENTS TO SELL AND PURCHASE.   The Sellers hereby agree to sell to
          --------------------------------
the several Underwriters, severally and not jointly, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Sellers the respective numbers of Firm Shares set forth in Schedules I and II hereto opposite its name at U.S. $_______ a share (the "Purchase Price").

     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Group 1 Selling Stockholders agree to sell to the U.S. Underwriters the Additional Shares, and the U.S. Underwriters shall have a one-time right to purchase, severally and not jointly, up to 780,000 Additional Shares at the Purchase Price. If the U.S. Representatives, on behalf of the U.S. Underwriters, elect to exercise such option, the U.S. Representatives shall so notify the Group 1 Selling Stockholders in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the U.S. Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 6 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each U.S. Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the U.S. Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of U.S. Firm Shares set forth in Schedule I hereto opposite the name of such U.S. Underwriter bears to the total number of U.S. Firm Shares.

     Each Seller hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply (A) to the Shares to be sold hereunder, (B) to the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (C) to any options granted or shares of Common Stock issued pursuant to existing benefit plans of the Company existing on the date hereof and described in the Prospectus or of which the Underwriters have been advised in writing, (D) with respect to any Selling Stockholder, to any sale of shares of Common Stock which are subject to an existing pledge or other security arrangement on the date hereof of which the Underwriters have been advised in writing, in good faith pursuant to the terms of such pledge or arrangement, (E) transactions by any person other than the Company of shares of Common Stock or other securities acquired in open market transactions after completion of the offering of the Shares, (F) bona fide gifts (so long as the recipient has agreed in writing to be bound by similar restrictions) or (G) to the issuance by the Company of up to 150,000 shares of Common Stock in connection with acquisitions if the recipients of such shares agree to be bound by the provisions of this Section. In addition, each Selling Stockholder agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

     5.   TERMS OF PUBLIC OFFERING.  The Sellers are advised by you that the
          -------------------------
Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at U.S. $____________ a share (the "Public Offering Price") and to certain dealers selected by you at a price that represents a concession not in excess of U.S. $______ a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of U.S. $_____ a share, to any Underwriter or to certain other dealers.

     6.   PAYMENT AND DELIVERY.  Payment for the Firm Shares to be sold by the
          ---------------------
Company shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 A.M., New York City time, on ____________, 1997 , or at such other time on the same or such other date, not later than ________, 1997, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date."

     Payment for any Additional Shares shall be made to the Group 1 Selling Stockholders in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 A.M., New York City time, on the date specified in the notice described in Section 4 or at such other time on the same or on such other date, in any event not later than ______, 1997, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Option Closing Date."

     Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

     7.   CONDITIONS TO THE UNDERWRITERS' OBLIGATIONS.  The obligations of the
          -------------------------------------------
Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 5:30 p.m. (New York City time) on the date hereof.

     The several obligations of the Underwriters are subject to the following further conditions:

          (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date,

              (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

              (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

          (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clause (a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

          The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

          (c) The Underwriters shall have received on the Closing Date an opinion of Waller Lansden Dortch & Davis, A Professional Limited Liability Company, counsel for the Company, dated the Closing Date, to the effect that:

              (i) the Company and each of its subsidiaries listed in Exhibit 21 to the Registration Statement (the "Subsidiaries") have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation and are duly qualified to transact business as foreign corporations and are in good standing under the laws of all other jurisdictions where the ownership or leasing of their respective properties or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified does not amount to a material liability or disability to the Company and the Subsidiaries, taken as a whole;

              (ii) the Company and each of the Subsidiaries have corporate power to own or lease their respective properties and conduct their respective businesses as described in the Registration Statement and the Prospectus, and the Company has corporate power to enter into this Agreement and to carry out all the terms and provisions hereof to be carried out by it;

              (iii) the issued shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned beneficially by the Company free and clear of any perfected security interests or, to the best knowledge of such counsel, any other security interests, liens, encumbrances, equities or claims;

              (iv) the Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus; all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities; no holders of outstanding shares of capital stock of the Company are entitled as such to any preemptive or other rights to subscribe for any of the Shares; and no holders of securities of the Company are entitled to have such securities registered under the Registration Statement;

              (v) the description of the Common Stock set forth in the Prospectus under the heading "Description of Capital Stock," insofar as such statements purport to summarize certain provisions of the capital stock of the Company, provide a fair summary of such provisions, and the statements set forth under the headings "Business-Agreements with Affiliated Orthodontists" and "Business-Government Regulation" in the Prospectus, insofar as such statements constitute a summary of the agreements and matters referred to therein, provide a fair summary of such agreements and matters;

              (vi) the Shares to be sold by the Company have been fully authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights;

              (vii) the execution and delivery of this Agreement have been duly authorized by all necessary corporate action of the Company and this Agreement has been duly executed and delivered by the Company;

              (viii) (A) to the best knowledge of such counsel, no legal or governmental proceedings are pending to which the Company, any of the Subsidiaries or any of the Orthodontic Entities is a party or to which the property of the Company, any of the Subsidiaries or any of the Orthodontic Entities is subject that are required to be described in the Registration Statement or the Prospectus and are not described therein, and, to the best knowledge of such counsel, no such proceedings have been threatened against the Company, any of the Subsidiaries or any of the Orthodontic Entities or with respect to any of their respective properties and (B) no contract or other document is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described therein or filed as required;

              (ix) the issuance, offering and sale of the Shares to the Underwriters by the Company pursuant to this Agreement, the compliance by the Company with the other provisions of this Agreement and the consummation of the other transactions herein contemplated do not (A) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained and such as may be required under state securities or blue sky laws, or (B) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument known to such counsel to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their respective properties are bound, or the charter documents or by-laws of the Company or any of the Subsidiaries, or any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator known to such counsel and applicable to the Company or any of the Subsidiaries;

              (x) the Registration Statement is effective under the Securities Act; any required filing of the Prospectus pursuant to Rules 434 and 424(b) has been made in the manner and within the time period required by Rules 434 and 424(b); and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and no order directed at any document incorporated by reference in the Registration Statement or the Prospectus or any amendment or supplement thereto has been issued, and no proceedings for that purpose have been instituted or threatened or, to the best knowledge of such counsel, are contemplated by the Commission;

              (xi) the registration statement originally filed with respect to the Securities and each amendment thereto, any Rule 462(b) Registration Statement and the Prospectus (in each case, including the documents incorporated by reference therein but not including the financial statements and other financial information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the respective rules and regulations of the Commission thereunder;

              (xii) to the best knowledge of such counsel, the Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse change in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company and the Subsidiaries, except as described in or contemplated by the Prospectus;

              (xiii) the Company is not an "investment company" under the Investment Company Act of 1940, as amended, and consummation of the transactions herein contemplated will not cause the Company to become an investment company subject to registration under such Act;

              (xiv) except for the shares of capital stock of each of the subsidiaries owned by the Company and such subsidiaries, neither the Company nor any such subsidiary owns any shares of stock or any other equity securities of any corporation or has any equity interest in any firm, partnership, association or other entity, except as described in or contemplated by the Prospectus;

              (xv) except for the shares of Common Stock issued and sold in the Company's initial public offering consummated in December 1994 and January 1995 and the subsequent public offerings consummated in June 1995 and March 1996 and shares of Common Stock issued under the Company's Registration Statement on Form S-8, "shelf" Registration Statement on Form S-3 and "shelf" Registration Statement on Form S-4, each as on file with the Commission, all offers and sales of the Company's capital stock prior to the date hereof, including the offer and sale of 6,344,912 shares of Common Stock in connection with the Combination Transaction (as such term is defined in the Prospectus), were at all relevant times exempt from the registration requirements of the Securities Act, and were the subject of an available exemption from the registration requirements of all applicable state securities or blue sky laws;

               (xvi) except as disclosed in the Prospectus, there are no outstanding (A) securities or obligations of the Company or any of its subsidiaries convertible into or exchangeable for any capital stock of the Company or any such subsidiary, (B) warrants, rights or options to subscribe for or purchase from the Company or any such subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (C) obligations of the Company or any such subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options; and

              (xvii) such counsel is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

     Such counsel shall also state that no facts have come to such counsel's attention that cause such counsel to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     Such counsel shall also state that no facts have come to such counsel's attention that cause such counsel to believe that the Company, the Subsidiaries and the Orthodontic Entities are not conducting their respective business in material compliance with the laws, rules and regulations applicable thereto, including, without limitation, those relating to the practice of orthodontics (including the management or operation of orthodontic offices), the splitting of professional fees with non-orthodontists, the ownership or control of the assets of an orthodontic practice, the employment of orthodontists or other personnel, the content of advertising, limitations on tasks that may be delegated by any orthodontist to other staff members, the business of insurance and reimbursement by governmental agencies; and nothing has come to such counsel's attention that causes such counsel to believe that the provisions of the service, consulting and management agreements and other business arrangements entered into by the Company or any Subsidiary described in the Prospectus, or the operations of the Company and the Subsidiaries in accordance with the terms thereof, are not in material compliance with applicable laws and governmental regulations (such statement as to jurisdictions other than the State of Tennessee and the Federal law of the United States to be based solely on such counsel's reading of published statutes and regulations and the case annotations published therewith).

          (d) The Underwriters shall have received on the Closing Date an opinion of Waller, Lansden Dortch & Davis, A Professional Limited Liability Company, counsel for the Selling Stockholders, dated the Closing Date, to the effect that:

              (i) each Selling Stockholder and each Affiliated Person have full legal right and power (partnership, trust or other), and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, assign, transfer and deliver to the Underwriters the Shares to be sold by such Selling Stockholder hereunder in accordance with the terms of this Agreement, and to perform his, her or its obligations under the Custody Agreement; the execution and delivery of this Agreement, the Custody Agreement and the Power of Attorney have been duly authorized by all necessary action (partnership, trust or other) of each Selling Stockholder and each Affiliated Person; this Agreement, the Custody Agreement and the Power of Attorney have been executed and delivered by each Selling Stockholder and each Affiliated Person; this Agreement and, assuming due authorization, execution and delivery by the Custodian, the Custody Agreement and the Power of Attorney, are the legal, valid, binding and enforceable instruments of each Selling Stockholder and each Affiliated Person, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

              (ii) the delivery by each Selling Stockholder to the Underwriters of certificates for the Shares being sold hereunder by such Selling Stockholder against payment therefor as provided herein, will convey good and marketable title to such Shares to the several Underwriters, free and clear of any security interests, liens, encumbrances, equities, claims or other defects;

              (iii) the sale of the Shares to the Underwriters by each Selling Stockholder pursuant to this Agreement, the compliance by each Selling Stockholder and each Affiliated Person with the other provisions of this Agreement and the Custody Agreement and the consummation of the other transactions herein contemplated do not (A) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as has been obtained, and except such as may be required for registration under state securities or blue sky laws and, if the Registration Statement filed with respect to the Shares (as amended) is not effective under the Securities Act as of the time of execution hereof, such as may be required (and shall be obtained as provided in this Agreement) under the Securities Act and the Exchange Act, or (B) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under any indenture, mortgage, deed of trust, lease or other agreement or instrument to which any Selling Stockholder or any Affiliated Person is a party or by which any Selling Stockholder or any Affiliated Person or any of any Selling Stockholder's or any Affiliated Person's properties are bound, or any statute or any judgment, decree, order, rule or regulation known to such counsel of any court or other governmental authority or any arbitrator applicable to any Selling Stockholder or any Affiliated Person.

          (e) The Underwriters shall have received on the Closing Date an opinion of King & Spalding, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in subparagraphs (vi), (vii) and
     (xvii) of paragraph (c) above and to the effect that the statements set forth under the heading "Underwriters" in the Prospectus, insofar as such statements constitute a summary of the agreements and matters referred to therein, provide a fair summary of such agreements and matters.

          With respect to subparagraph (xvii) of paragraph (c) above, Waller Lansden Dortch & Davis, A Professional Limited Liability Company, and King & Spalding may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified. With respect to paragraph (d) above, Waller Lansden Dortch & Davis, A Professional Limited Liability Company, may rely upon an opinion or opinions of counsel for any Selling Stockholders and, with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of each Selling Stockholder contained herein and in the Custody Agreement and Power of Attorney of such Selling Stockholder and in other documents and instruments; provided that (A) each such counsel for the Selling
                  --------
     Stockholders is satisfactory to your counsel, (B) a copy of each opinion so relied upon is delivered to you and is in form and substance satisfactory to your counsel, (C) copies of such Custody Agreements and Powers of Attorney and of any such other documents and instruments shall be delivered to you and shall be in form and substance satisfactory to your counsel and
     (D) Waller Lansden Dortch & Davis, A Professional Limited Liability Company, shall state in their opinion that they are justified in relying on each such other opinion.

          The opinions of Waller Lansden Dortch & Davis, A Professional Limited Liability Company, described in paragraphs (c) and (d) above (and any opinions of counsel for any Selling Stockholder referred to in the immediately preceding paragraph) shall be rendered to the Underwriters at the request of the Company or one or more of the Selling Stockholders, as the case may be, and shall so state therein.

          (f) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus;

     provided that the letter delivered on the Closing Date shall use a "cut-off
     --------
     date" not earlier than the date hereof.

          (g) The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and certain stockholders, officers and directors of the Company listed on Schedule V hereto relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

     The several obligations of the U.S. Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

     8.   COVENANTS OF THE COMPANY.  In further consideration of the agreements
          ------------------------
of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

          (a) To furnish to you, without charge, eight (8) signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 A.M. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in paragraph (c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

          (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

          (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

          (d) To endeavor to qualify the Shares for offer and sale under the securities or blue sky laws of such jurisdictions as you shall reasonably request.

          (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending June 30, 1998 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder

          (f) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel, the Company's accountants and counsel for the Selling Stockholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon,
     (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in
     Section 8(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc. or the New York Stock Exchange, as the case may be, (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the Nasdaq National Market or the New York Stock Exchange, as the case may be, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and
     (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled "Indemnity and Contribution," and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them, any advertising expenses connected with any offers they may make and all expenses in connection with any offer and sale of the Shares outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside of the United States.

     The provisions of this Section 8(f) shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

     9.   INDEMNITY AND CONTRIBUTION.
          ---------------------------

          (a) The Company and each Group 1 Selling Stockholder, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either
     Section 15 of the Securities or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however, that the foregoing
                                    -----------------
     indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 7(a) hereof.

          (b) Each Group 2 Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either

     Section 15 of the Securities Act or Section 20 of the Exchange Act, and each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Group 2 Selling Stockholder furnished in writing by or on behalf of such Group 2 Selling Stockholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

          (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

          (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraph (a), (b) or (c) of this Section 9, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless
     (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Stockholders and all persons, if any, who control any Selling Stockholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of any Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders and such control persons of any Selling Stockholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Stockholders under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (e) To the extent the indemnification provided for in paragraph (a),
     (b) or (c) of this Section 9 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

          (f) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity
     --------
     for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) of this Section 9. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
     Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
     Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this
     Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (g) The indemnity and contribution provisions contained in this
     Section 9 and the representations, warranties and other statements of the Company and the Selling Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of

              (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, any Selling Stockholder or any person controlling any Selling Stockholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

     10.  TERMINATION.  This Agreement shall be subject to termination by notice
          ------------
given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a) (i) through (iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

     11.  EFFECTIVENESS; DEFAULTING UNDERWRITERS.  This Agreement shall become
          ---------------------------------------
effective upon the execution and delivery hereof by the parties hereto.

     If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I or Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the
                                            --------
number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Sellers will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

     12.  COUNTERPARTS.  This Agreement may be signed in two or more
          -------------
counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     13.  APPLICABLE LAW.  This Agreement shall be governed by and construed in
          --------------
accordance with the internal laws of the State of New York.

     14.  HEADINGS.  The headings of the sections of this Agreement have been
          ---------
inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                         Very truly yours,

                         ORTHODONTIC CENTERS OF AMERICA, INC.

                         By:
                            ----------------------------------------------
                              Geoffrey L. Faux
                              President

                         SELLING STOCKHOLDERS

                         By:
                            ----------------------------------------------
                              Geoffrey L. Faux, Attorney-in-fact for the
                              Selling Stockholders listed on Schedule III
                              attached hereto


                         AFFILIATED PERSONS

                         By:
                            ----------------------------------------------
                              Geoffrey L. Faux, as attorney-in-fact for the Affiliated Persons listed in Section 2 hereof

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated
Prudential Securities Incorporated
Smith Barney Inc.
Acting severally on behalf of themselves and the several Underwriters named in
   Schedule I hereto.

By:  Morgan Stanley & Co.
     Incorporated


By:
   -------------------------------------
     Name:
     Title:


Morgan Stanley & Co. International Limited
Merrill Lynch International
Prudential-Bache Securities (U.K.) Inc.
Smith Barney Inc.
Acting severally on behalf of themselves and the several International Underwriters named in Schedule II hereto.

By:  Morgan Stanley & Co. International Limited


By:
   --------------------------------------
     Name:
     Title:

                                  SCHEDULE I

                               U.S. Underwriters
                               -----------------



                                             Number of
                                             Firm Shares
        Underwriter                          To Be Purchased
        -----------                          ---------------

Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith......
                    Incorporated
Prudential Securities Incorporated.........
Smith Barney Inc...........................
[NAMES OF OTHER U.S. UNDERWRITERS]

                                            ______________

            Total U.S. Firm Shares.........   4,160,000
                                            ==============

                                  SCHEDULE II

                           International Underwriters
                           --------------------------


                                                   Number of
                                                   Firm Shares
        Underwriter                                To Be Purchased
        -----------                                ---------------

Morgan Stanley & Co. International Incorporated...
Merrill Lynch International.......................
Prudential-Bache Securities (U.K.) Inc............
Smith Barney Inc..................................
[NAMES OF OTHER INTERNATIONAL UNDERWRITERS]

                                                   --------------

     Total International Firm Shares..............   1,040,000
                                                   ==============

                                 SCHEDULE III




                                  Number of
                                  Shares To
Selling Stockholder                Be Sold
-------------------               ---------

Group 1:
-------

Dr. Gasper Lazzara, Jr..........    968,025
Bartholomew F. Palmisano, Sr.,..    968,025

Group 2:
-------

Dr. Joseph A. Asercion..........     53,648
Caren Buchman...................     54,798
Dr. Charles E. Cauble...........    108,000
Dr. John S. Clark...............     17,982
Dr. Delbert E. Hale II..........     64,159
Dr. Michael R. Hebert...........     40,499
Dr. J. Jeff Kincaid.............     46,000
Dr. Robert L. Lamb..............     26,148
Dr. Richard H. Maness...........     14,953
Dr. Michael F. McCarthy.........     49,944
Dr. Jean-Pierre Pontier.........     24,289
Dr. Alan Shoopak................     76,906
Dr. Terry Tippin................     45,782
Dr. David L. Wyatt..............     35,842

                    Total.......  2,600,000
                                  =========

                                  SCHEDULE IV




                                              Number of
                                              Additional
                                              Shares To
    Selling Stockholder                       Be Sold
    -------------------                       ------------


Dr. Gasper Lazzara, Jr......................
Bartholomew F. Palmisano, Sr................

                    Total...................  780,000
                                              ========

                                  SCHEDULE V


Lock-up Agreements
------------------

Dr. Gasper Lazzara, Jr.
Bartholomew F. Palmisano, Sr.
Geoffrey L. Faux
Michael C. Johnsen
Edward J. Walters, Jr.
A Gordon Tunstall
Ashton J. Ryan, Jr.
Dr. Joseph A. Asercion
Caren Buchman
Dr. Charles E. Cauble
Dr. John S. Clark
Dr. Delbert E. Hale II
Dr. Michael R. Hebert
Dr. J. Jeff Kincaid
Dr. Robert L. Lamb
Dr. Richard H. Maness
Dr. Michael F. McCarthy
Dr. Jean-Pierre Pontier
Dr. Alan Shoopak
Dr. Terry Tippin
Dr. David L. Wyatt

                                   EXHIBIT A

                                 LOCK-UP LETTER



                                                       _____, 1997



Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce Fenner & Smith
            Incorporated
Prudential Securities Incorporated
Smith Barney Inc.
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036

Dear Sirs and Mesdames:

          The undersigned understands that Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") proposes to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with Orthodontic Centers of America, Inc., a Delaware corporation (the "COMPANY"), providing for the public offering (the "PUBLIC OFFERING") by the several Underwriters, including Morgan Stanley (the "UNDERWRITERS"), of 5,200,000 shares (the "SHARES") of the Common Stock, $.01 par value, of the Company (the "COMMON STOCK").

          To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the "PROSPECTUS"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Shares to the Underwriters pursuant to the Underwriting Agreement, (b) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering or (c) bona fide gifts (so long as the recipient has agreed in writing to be bound by similar restrictions). In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

          Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

                                              Very truly yours,


                                              ----------------------------------
                                              (Name)

                                              ----------------------------------
                                              (Address)